UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2011
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 21, 2011, a subsidiary of Pebblebrook Hotel Trust (the “Company”) entered into a new $36.0 million secured loan with Goldman Sachs Commercial Mortgage Capital, L.P., (the “Loan”). The Loan has a fixed interest rate of 5.2775 percent per annum and requires interest-only payments for the first twelve months and, beginning in March 2012, will require monthly principal and interest payments of $199,406.96 through February 2016, the maturity date. The Loan is secured by a first mortgage lien on the Doubletree Bethesda Hotel in Bethesda, Maryland (the “Hotel”). Proceeds from the Loan will be used by the Company to fund future acquisitions and for general business purposes. Additional information regarding the Loan and the terms of the loan agreement appears below in Item 2.03 and is incorporated herein by reference. A copy of the loan agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information about the Loan under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
The Loan, which the lender has advised the Company is intended to be securitized, is non-recourse to the Company and its operating partnership, Pebblebrook Hotel, L.P., except for certain customary carve-outs to the general non-recourse liability, which carve-outs are guaranteed by the Company. The Loan is evidenced by documentation generally consistent with loans of similar size that are intended to be pooled in a commercial mortgage-backed securities offering. The Loan contains cash management and lock-box provisions that allow the lender to direct income from the Hotel to an account controlled by the lender upon the occurrence of a Trigger Period or Event of Default, each as defined in the loan agreement, to ensure that items such as real estate taxes, insurance and property maintenance and improvement costs are adequately funded and to prevent cash from being distributed to the Company until any Trigger Period or Event of Default is cured.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on January 21, 2011 announcing the execution of the Loan. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of January 21, 2011, between Tar Heel Borrower LLC, as Borrower, Tar Heel Owner LLC, as Maryland Guarantor, and Goldman Sachs Commercial Mortgage Capital, L.P., as Lender
99.1	Press release issued January 21, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
January 25 , 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement, dated as of January 21, 2011, between Tar Heel Borrower LLC, as Borrower, Tar Heel Owner LLC, as Maryland Guarantor, and Goldman Sachs Commercial Mortgage Capital, L.P., as Lender
99.1	Press release issued on January 21, 2011